SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2010

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota	55101
(Address of Principal Executive Offices)	(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2009, we provided advance notice to the Nasdaq Global Market of our intent to voluntarily file for deregistration with the Securities and Exchange Commission and delist our common stock from the Nasdaq Global Market. The deregistration and delisting is in connection with the reverse and forward stock splits that were effected on January 14, 2010, as described in Item 8.01 below. The press release announcing our intent to voluntarily delist and deregister our common stock is filed herewith as Exhibit 99.1 to this report and is incorporated into this Item 3.01 by reference in its entirety.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2010, the following individuals resigned as directors of our company:  Karen Bohn, Marshall Day and Richard Dell.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2010, we amended our articles of incorporation to effect the Stock Splits described under Item 8.01 below.  Our articles of incorporation, as amended, are filed herewith as Exhibit 3 to this report and are incorporated into this Item 5.03 by reference in their entirety.

Item 7.01.  Regulation FD Disclosure.

On January 14, 2010, we filed amendments to our articles of incorporation with the Minnesota Secretary of State to effect a 1-for-30,000 reverse stock split, followed immediately by an amendment to effect a 30,000-for-1 forward stock split (together, the “Stock Splits”).  The Stock Splits are part of a going-private transaction by our company.  All fractional shares resulting from the reverse stock split held by holders with less than one share were cancelled in exchange for the right to receive $5.15 for each pre-split common share held by the shareholder.  A press release announcing the Stock Splits is filed herewith as Exhibit 99.2 to this report and is incorporated into this Item 7.01 by reference in its entirety.

The $5.15 per share price was determined by a special committee of our board of directors.  The determination was based, in part, on an updated opinion from Greene Holcomb & Fisher LLC, financial advisor to the special committee, as to the fairness from a financial point of view of (i) the consideration to be paid to the unaffiliated holders of shares of our common stock who will receive cash payments for their pre-split shares and will not be continuing shareholders and (ii) the consideration to be offered to unaffiliated continuing holders pursuant to the offers to purchase to be undertaken by our company following the Stock Splits.  The updated fairness opinion was obtained by the special committee as a result of the litigation against our company that was described in Exhibit A to Amendment No. 5 to the Schedule 13E-3 filed by the Company on December 23, 2009.  As part of resolving that litigation, we obtained the updated fairness opinion for the special committee to consider in connection with determining the $5.15 per share price.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

3             Articles of Incorporation (as amended through January 14, 2010)

99.1        Press Release dated December 29, 2009

99.2        Press Release dated January 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: January 15, 2010	/s/ Eric R. Jacobsen
Eric R. Jacobsen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
3	Articles of Incorporation (as amended through January 14, 2010)	Filed Electronically
99.1	Press Release dated December 29, 2009	Filed Electronically
99.2	Press Release dated January 14, 2010	Filed Electronically